SECOND AMENDMENT TO EQUIPMENT FINANCING AGREEMENT

     THIS SECOND AMENDMENT TO EQUIPMENT FINANCING AGREEMENT, dated as of June 30, 1994 (this "Amendment"), amends the Equipment Financing Agreement, dated as of August 1, 1988, as amended by the First Amendment to Equipment Financing Agreement dated as of April 8, 1990, (as so previously amended, the "Agreement"), among Matlack, Inc., a Pennsylvania corporation (the "Company"), Continental Bank (formerly known as Continental Bank N.A.) ("Continental"), First Fidelity Bank, N.A. (together with Continental, the "Banks") and Continental as collateral agent for the Banks. Terms defined in the Agreement are, unless otherwise defined herein or the context otherwise requires, used herein as defined therein.

     WHEREAS, the parties hereto have entered into the Agreement, which provides for the Banks to extend certain credit facilities to the Company from time to time; and

     WHEREAS, the parties hereto desire to amend the Agreement in certain respects as hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

     SECTION 1 AMENDMENTS.  Effective as of June 30, 1994, the
Agreement shall be amended in accordance with Sections 1.1 through 1.13 below.

     SECTION 1.1 Definitions. Section 1.1 of the Agreement is hereby amended by inserting the following definitions in proper alphabetical order:

     "Applicable Margin" means the rate per annum set forth below at such time as the Company's Fixed Coverage Ratio calculated as at the end of any fiscal quarter for the four fiscal quarters then ending is within one of the ranges described below:

     Fixed Coverage Charge Ratio              Applicable Margin

     Greater than or equal to 1.75 to 1.00
1.25%
     Greater than or equal to 1.60 to 1.00
1.50%
         but less than 1.75 to 1.00
     Greater than or equal to 1.45 to 1.00
1.75%
         but less than 1.60 to 1.00
     Greater than or equal to 1.30 to 1.00
2.00%
         but less than 1.45 to 1.00
     Greater than or equal to 1.15 to 1.00
2.25%
         but less than 1.30 to 1.00
     Less than 1.15 to 1.00                            2.50%

     The Applicable Margin shall be determined by reference to the financial statements delivered pursuant to Section 8.1 (c) and (b) and any change shall be effective as of the first day of the second month after the end of any fiscal quarter.

     "Eurodollar Rate" is defined in Section 4.1(c).

     "Eurodollar Rate (Reserve Adjusted)" is defined in Section
4.1(c).



     "Eurodollar Rate Advance" means an Advance which bears interest at all times during an Interest Period applicable to such Advance, at a fixed rate of interest determined by reference to the Eurodollar Rate (Reserve Adjusted).

     "Eurodollar Office" means relative to any Bank, the office of such Bank as designated from time to time by notice from such Bank to the Company whether or not outside the United States, which shall be making or maintaining Eurodollar Rate Advances of such Bank hereunder.

     "Eurocurrency Reserve Percentage" is defined in Section
4.1(c).

     "Fixed Charge Coverage Ratio" means for the period of four fiscal quarters then ending, the ratio of (i) the total of (a) net income plus (b) interest expense plus (c) rental and lease expenses plus (d) income tax expense plus (e) depreciation expense plus (f) amortization to (ii) (a) interest expenses plus (b) $3,000,000 plus (c) current maturities of long term debt as of the end of such period plus (d) rental and lease expense plus (e) 20% of average outstanding amounts of the Advances for the fiscal quarter then ending.

     SECTION 1.2 The definitions in Section 1.1 of the
Agreement are hereby amended and restated to read in their entirety as follows:

     "Banking Day" means (i) any day on which banks are open for business in Chicago, Illinois and Philadelphia, Pennsylvania and (ii) with respect to Eurodollar Rate Advances, any day on which dealings are carried on in the interbank eurodollar market.

     "Interest Period" means with respect to any Quoted Rate Advance the period of 30, 60, or 90 days, or with respect to any Eurodollar Rate Advance the period beginning on (and including) the date on which such Eurodollar Rate Advance is made or continued as or converted into, a Eurodollar Rate Advance and ending on (but excluding) the day one or two weeks, or one, two, or three months thereafter (or, with respect to a one, two or three month Interest Period, if such month has no numerically corresponding day, on the last Banking Day of such month or if such corresponding day is not a Banking Day on the next Banking Day unless such next Banking Day is in another calendar month, then on the preceding Banking Day), in each case as selected by the Company; provided that no Quoted Rate Advance or Eurodollar Rate Advance shall have an interest period ending after a date on which a principal payment is due unless there are Reference Advances or other Quoted Rate Advances or Eurodollar Rate Advances with Interest Periods ending prior to such Payment Date in a sufficient amount to permit such payment without breaking an Interest Period; and provided further, that no more than five Interest Periods shall be in effect at any time.

     SECTION 1.3 The definition of "Payment Date" in the
Agreement is hereby amended by inserting after the words
"Quoted Rate Advance" the words "or any Eurodollar Rate
Advance".

     SECTION 1.4 Amendment to Section 2.2.  Section 2.2 of the
Agreement is hereby amended and restated to read in its entirety as follows:

     Borrowing Procedures. Each Advance shall be made pro rata by the Banks upon telephonic notice by 10:00 a.m., Chicago time on the date of the proposed Advance in the case of a Reference Advance or a Quoted Rate Advance, and on not less than three and not more than five Banking Days, in the case of a Eurodollar Rate Advance (promptly confirmed in writing) by the Company to each Bank. Each notice shall specify (i) the borrowing date, which day shall be a Banking Day and (ii) the amount and type of Advance and (iii) if such Advance is to be a Quoted Rate Advance or a Eurodollar Rate Advance, the initial Interest Period for such Advance. In the case of a Quoted Rate Advance, each Bank shall determine its own Quoted Rate with respect thereto. The Banks will pay to the Company the amount of the Advance on the date designated in the notice of borrowing upon receipt of the documents required under Sections 10 and 11 with respect to such Advance. Each Quoted Rate Advance or Reference Rate Advance payment of principal with respect thereto shall be in a minimum aggregate amount of $100,000 or an integral multiple thereof. Each Eurodollar Rate Advance and payment of principal with respect thereto shall be in a minimum aggregate amount of $500,000.

     SECTION 1.5 Amendment to Section 2.3.  Section 2.3 of the
Agreement is hereby amended and restated to read in its entirety as follows:

     Continuation and/or Conversion of Advances. The Company may elect (i) to continue any Quoted Rate Advance or any Eurodollar Rate Advance from the current Interest Period of such Advance into a subsequent Interest Period to begin on the last day of such current Interest Period; (ii) to convert any outstanding Quoted Rate Advance into a Eurodollar Rate Advance;
(iii) to convert any outstanding Eurodollar Rate Advance into a Quoted Rate Advance; or (iv) to convert any outstanding Reference Advance into a Quoted Rate Advance or into a Eurodollar Rate Advance, giving telephonic notice by 10:00 a.m. (promptly confirmed in writing) to the Banks of such continuation or conversion, specifying the date, amount and the Interest Period, if applicable. In the case of a conversion into or a continuation of a Eurodollar Rate Advance, the Company must give notice of such continuation or conversion on not less than three, not more than five, Banking Days. In the case of a requested continuation of, or conversion to, a Quoted Rate Advance, each Bank shall determine its own Quoted Rate with respect thereto. Absent notice of continuation or conversion, each Quoted Rate Advance or Eurodollar Rate Advance shall automatically convert into a Reference Advance on the last day of the current Interest Period for such Advance, unless paid in full on such last day. No Advance shall be converted into a Quoted Rate Advance or into a Eurodollar Rate Advance and no Quoted Rate Advance or Eurodollar Rate Advance shall be continued less than thirty days before the Termination Date or after a notice of termination pursuant to Section 14 or at any time that an Event of Default or an Unmatured Event of Default shall exist.

     SECTION 1.6 Amendment to Section 4.1.  Section 4.1 of the
Agreement is hereby amended by inserting the following new
Section 4.1(c) after Section 4.1(b) and before Section 4.1(c) which is hereby renumbered to become Section 4.1(d):

     (c) Eurodollar Rate Advances. The unpaid principal of the Eurodollar Rate Advances shall bear interest, during each Interest Period applicable thereto, at a rate per annum equal to the sum of the Eurodollar Rate (Reserve Adjusted) for such Interest Period plus the Applicable Margin in effect for such Interest Period. Interest on Eurodollar Rate Advances prior to maturity shall be payable on each Payment Date.

     The "Eurodollar Rate (Reserve Adjusted)" means, relative to any Eurodollar Advance to be made, continued or maintained as, or converted into, a Eurodollar Rate Advance for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) determined pursuant to the following formula:

         Eurodollar Rate =            Eurodollar Rate
         (Reserve Adjusted)   1.00 - Eurocurrency Reserve
Percentage


     "Eurodollar Rate" means, relative to any Interest Period for Eurodollar Rate Advances, the rate of interest equal to the average (rounded upwards, if necessary, to the nearest 1/16 of 1%) of the rates per annum at which U.S. Dollar deposits in immediately available funds are offered to Continental's Eurodollar Office in the interbank market as at or about 10:00 a.m. Chicago time two Banking Days prior to the beginning of such Interest Period for delivery on the first day of such Interest Period, and in an amount approximately equal to the amount of Continental's Eurodollar Rate Advance and for a period approximately equal to such Interest Period.

     "Eurocurrency Reserve Percentage" means, relative to any Interest Period for Eurodollar Rate Advances, the reserve percentage (expressed as a decimal) equal to the daily average during such Interest Period of the percentages in effect on each day of such Interest Period, as prescribed by the Board of Governors of the Federal Reserve System (or any successor), for determining reserve requirements applicable to "Eurocurrency Liabilities", as currently defined in Regulation D of the Board of Directors of the Federal Reserve System ("Regulation D"). For purposes of this definition, any Eurodollar Rate Advances hereunder shall be deemed to be "Eurocurrency Liabilities" as defined in Regulation D.

     SECTION 1.7 Amendment to Section 4.3.  Section 4.3 of the
Agreement is hereby amended by inserting after the words
"Quoted Rate Advance" the words "and each Eurodollar Rate
Advance".

     SECTION 1.8 Amendment to Section 4.  Section 4 of the
Agreement is hereby amended by inserting immediately following
Section 4.3 of the Agreement the following Section 4.4, 4.5,
4.6, and 4.7:

         Section 4.4 Eurodollar Rate Lending Unlawful. If any Bank shall determine (which determination shall, upon notice thereof to the Company, be conclusive and binding on the Company) that the introduction of or any change in or in the interpretation of any law makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Bank to make, continue or maintain any Advance as, or to convert any Advance into a Eurodollar Rate Advance, the obligations of all Banks to make, continue, maintain or convert into any such Advances shall, upon such determination, forthwith be suspended until such Bank shall notify the Company that the circumstances causing such suspension no longer exist, and all Eurodollar Rate Advances shall automatically convert into Reference Advances at the end of the then current Interest Periods with respect thereto or sooner, if required by such law or assertion.

         Section 4.5 Deposits Unavailable. If either Bank shall have determined that by reason of circumstances affecting its relevant market, adequate means do not exist for ascertaining the interest rate applicable hereunder to Eurodollar Rate Advances, then upon notice from the said Bank to the Company and the Banks, the obligations of all Banks to make or continue any Advances as, or to convert any Advances into, Eurodollar Advances shall forthwith be suspended until said Bank shall notify the Company and the Banks that the circumstances causing such suspension no longer exist.

         Section 4.6 Increased Eurodollar Rate Advances Costs, etc. The Company agrees to reimburse each Bank if as a result of any change in any law, rule, regulation, treaty or directive or in the administration or interpretation thereof, or compliance by any Bank with any request or directive (whether or not having force of law) with respect to any such change from any court, central bank, governmental authority, agency or instrumentality, or comparable agency there is any increase in the cost to such Bank of, or any reduction in the amount of any sum receivable by such Bank in respect of, making, continuing or maintaining (or of its obligation to make, continue or maintain) any Advances as, or of converting (or of its obligation to convert) any Advances into, a Eurodollar Rate Advances. Such Bank shall promptly notify the Company in writing of the occurrence of any such event, such notice to state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate such Bank for such increased cost or reduced amount. Such additional amounts shall be payable by the Company directly to such Bank within five days of its receipt of such notice, and such notice shall be rebuttably presumptively correct.

         Section 4.7 Funding Losses. In the event any Bank shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to make, continue or maintain any portion of the principal amount of any Advance as, or to convert any portion of the principal amount of any Advance into, a Eurodollar Rate Advance) as a result of:

         (a) any conversion or repayment or prepayment of the principal amount of any Eurodollar Rate Advances on a date other than the schedules last day of the Interest Period applicable thereto;

         (b) Any Advances not being made as Eurodollar Rate
Advances in accordance with Section 2.2; or

         (c) any Advances not being continued as, or converted into Eurodollar Rate Advances in accordance with Section 2.3, then, upon the written notice of such Bank to the Company (with a copy to the Banks), the Company shall, within five days, of its receipt thereof, pay directly to such Bank such amount as will (in the reasonable determination of such Bank) reimburse such Bank for such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Company.

     SECTION 1.9   Amendment to Section 5.2.  Section 5.2 of the
Agreement is hereby amended by inserting after the words
"Quoted Rate Advance" the words "or a Eurodollar Rate Advance".

     SECTION 1.10  Amendment to Section 8.  Section 8 of the
Agreement is hereby amended by adding the following new Section
8.24 immediately following Section 8.23.

         8.24 Fixed Charge Coverage Ratio. Not permit ont he last day of each fiscal quarter the Fixed Charge Coverage Ratio for the Company and its Subsidiaries on a consolidated basis to be less than 1.0 to 1.0.

     SECTION 1.11  Amendment to Section 8.6.  Section 8.6 of the
Agreement is hereby amended by deleting the amount
"$35,000,000" and replacing it with "$40,000,000".

     SECTION 1.12 Amendment to Section 8.10. Section 8.10 of the Agreement is hereby amended by deleting the amount
"$1,000,000" and replacing it with "$11,000,000" and by
deleting the amount "$10,000,000" and replacing it with "$45,000,000" and by deleting the period at the end of such paragraph and inserting thereafter the following:

         ; provided however, that if by May 30, 1995, the Company has not exercised lease options to lease 300 additional tractors, the above mentioned amounts shall be reduced to $8,500,000 and $35,000,000 respectively, provided further, that if said amounts have been reduced pursuant to the foregoing proviso and thereafter the Company shall lease additional tractors, those amounts may be increased at the request of the Company and the consent of the Banks (which consent shall not be unreasonably withheld) to reflect said leases, but in no event shall such amounts be increased above $11,000,000 and $45,000,000 respectively; and provided further, that if the Company exercises its option to cancel leases with respect to units presently being leased by it, the above mentioned amounts shall be reduced by the amounts of payments applicable to said units.

         Section 1.13  Amendment to Exhibit C.  Exhibit C to
the Agreement is hereby amended to state in its entirely as set forth in Exhibit C hereto.


     SECTION 2 CONDITIONS PRECEDENT. This Amendment shall become effective when each of the conditions precedent set forth in this Section 2 shall have been satisfied, and notice thereof shall have been given by the Banks to the Company.

     SECTION 2.1 Receipt of Documents. The Banks shall have received all of the following documents duly executed, dated the date hereof or such other date as shall be acceptable to the Banks, and in form and substance satisfactory to the Banks:

         (a) Amendment. This Amendment, duly executed by the Company and the Banks.

         (b) Notes. The Second Amended and Restated Notes of the Company in substantially the form of Exhibit C hereto.

         (c) Consents. Copies, certified by the secretary or an assistant secretary of the Company, of all documents evidencing any necessary corporate action, consents and governmental approvals (if any) with respect to this Amendment and the other documents described herein.

         (d) Secretary's Certificate. A certificate of the secretary or an assistant secretary of the Company, as to
     (i) resolutions of the Board of Directors of the Company then in full force and effect authorizing the execution, delivery and performance of this Amendment and each other document described herein, and (ii) the incumbency and signatures of those offices of the Company authorized to act with respect to this Amendment and each other document described herein.

     SECTION 2.2 Compliance with Warranties, No Default, etc. Both before and after giving effect to the effectiveness of this Amendment, the following statements by the Company shall be true and correct (and the Company, by its execution of this Amendment, hereby represents and warrants unto each Bank that such statements are true and correct as at such times):

         (a) the warranties set forth in Section 7 of the Agreement shall be true and correct with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date); and

         (b) no Default shall have then occurred and be continuing, and neither the Company, any other Obligor, nor any of its Subsidiaries shall be in material violation of any law or governmental regulation or court order or decree.

     SECTION 3 WARRANTIES. To induce the Banks to enter into this Amendment, the Company hereby reaffirms, as of this date hereof, its warranties contained in Section 7 of the Agreement, and the Company additionally represents and warrants unto each Bank as follows:

     SECTION 3.1 Due Authorization, Non-Contravention, etc. The execution, delivery and performance by the Company of this Amendment are within the Company's corporate powers, have been duly authorized by all necessary corporate action, and do not

         (a) contravene the Company's organizational documents;

         (b) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting the Company; or

         (c) result in, or require the creation or imposition of, any Lien on any of the Company's properties.

     SECTION 3.2 Government Approval, Regulation, etc. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance by the Company of this Amendment.

     SECTION 3.3 Validity, etc. This Amendment constitutes the legal, valid and binding obligations of the Company enforceable in accordance with its terms.

     SECTION 4   MISCELLANEOUS.

     SECTION 4.1 Continuing Effectiveness, etc. This Amendment shall be deemed to be an amendment to the Agreement, and the Agreement, as amended hereby, shall remain in full force and effect and is hereby ratified, approved and confirmed in each and every respect. After the effectiveness of this Amendment in accordance with its terms, all references to the Agreement in any document, instrument, agreement or writing shall be deemed to refer to the Agreement as amended hereby.

     SECTION 4.2 Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Amendment or affecting the validity or enforceability of such provision in any other jurisdiction.

     SECTION 4.3 Headings. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or any provisions hereof.

     SECTION 4.4 Execution in Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

     SECTION 4.5 Governing Law.  THIS AMENDMENT SHALL BE DEEMED
TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS
OF THE STATE OF ILLINOIS.


     SECTION 4.6 Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                  MATLACK, INC.


                                  By  /s/ G. J. Trippitelli
                                      Title:  President


                                  CONTINENTAL BANK

                                  By /s/ Thomas H. Pearson
                                      Title: Vice President


                                  FIRST FIDELITY BANK, N.A.

                                  By /s/ Grainne M. Pergolini
                                      Title: Vice President